Exhibit 99.1

10-May-2022
BTRS Holdings, Inc. (BTRS)
Q1 2022 Earnings Call

Total Pages: 18
1-877-FACTSET www.callstreet.com	Copyright © 2001-2022 FactSet CallStreet, LLC

BTRS Holdings, Inc. (BTRS)
Q1 2022 Earnings Call	10-May-2022
CORPORATE PARTICIPANTS

John T. Williams	Steven Pinado
Senior Vice President & Head-Investor Relations, BTRS Holdings, Inc.	President, BTRS Holdings, Inc.

Flint A. Lane	Mark L. Shifke
Chairman, Founder & Chief Executive Officer, BTRS Holdings, Inc.	Chief Financial Officer, BTRS Holdings, Inc.

OTHER PARTICIPANTS

Andrew G. Schmidt	Cristopher Kennedy
Analyst, Citigroup Global Markets, Inc.	Analyst, William Blair & Co. LLC

Tien-tsin Huang	Maddie Schrage
Analyst, JPMorgan Securities LLC	Analyst, KeyBanc Capital Markets, Inc.

George Mihalos	Mayank Tandon
Analyst, Cowen & Co. LLC	Analyst, Needham & Co. LLC

Joseph Vafi	Sanjay Sakhrani
Analyst, Canaccord Genuity LLC	Analyst, Keefe, Bruyette & Woods, Inc.

MANAGEMENT DISCUSSION SECTION

Operator: Good afternoon, ladies and gentlemen. Thank you for standing by. Welcome to Billtrust's First Quarter 2022 Earnings Conference Call. As a reminder, this call is being recorded. [Operator Instructions]

I'd now like to turn the call over to John T. Williams, Head of Investor Relations to begin.

John T. Williams
Senior Vice President & Head-Investor Relations, BTRS Holdings, Inc.

Thank you, operator. Before we begin, I'll remind you that today's call may contain forward-looking statements, including our full year 2022 outlook, our expectations regarding the continued growth of our software and payments business, potential for margin expansion, net dollar retention rate and our medium and long-term targets. These forward-looking statements are subject to numerous risks and uncertainties, including those set forth in our most recent annual report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission on March 9, 2022 and in subsequent reports that we file with the Securities and Exchange Commission from time-to-time and available on the Investor Relations section of our website. Actual results may differ materially from any forward-looking statements we make today. These forward-looking statements speak only as of today and the company does not assume any obligation or intend to update them except as required by law.

In addition, today's call may include non-GAAP measures. These measures should be considered as a supplement to and not a substitute for GAAP financial measures. Reconciliation to the nearest GAAP measure can be found in today's earnings release, which is available on our website.

2
1-877-FACTSET www.callstreet.com	Copyright © 2001-2022 FactSet CallStreet, LLC

BTRS Holdings, Inc. (BTRS)
Q1 2022 Earnings Call	10-May-2022
Hosting today's call are Flint Lane, Billtrust's Founder and Chief Executive Officer; Steven Pinado, Billtrust's President; and Mark Shifke, Billtrust's Chief Financial Officer.

I'll now turn the call over to Flint to begin.

Flint A. Lane
Chairman, Founder & Chief Executive Officer, BTRS Holdings, Inc.

Thanks, John, and thank you, everyone, for joining the call today. I'd like to start by first thanking the 700 plus Billtrust employees across the globe who continued to challenge the status quo and drive meaningful outcomes for our customers. We live in trying times and I couldn't be more proud of our team who strive every day to make magic happen. We've had to reinvent ourselves these last two years as a work-from-anywhere culture and as a public company and that transition has been amazing, thanks to a fantastic team up and down the org chart.

Now on to the results. Another great quarter in the books both financially and operationally. As is customary, I'll begin with some operational metrics and recent business highlights. Then our President, Steve Pinado, will discuss some of our growth initiatives. And finally, our CFO, Mark Shifke will provide details on our performance and reaffirmed 2022 guidance.

Overall, we executed extremely well in our first fiscal quarter and continued to successfully deliver against the key objectives we previously discussed. As a result, we are reaffirming our 2022 outlook, given good visibility, comfort and confidence in our strategy, and strong secular tailwinds that continue to positively impact our business.

Our software and payments segment growth continued to accelerate through a turbulent macro environment. On a reported basis, Q1 software and payments revenue grew 16% year-over-year, which is the GAAP number. This actually does not adequately reflect the underlying trends in our business because of a one-time event that occurred in Q1 of 2021. I pointed out last year at this time that we had a B2C customer transition off of our platform and a year of deferred revenue was accelerated into that quarter. We think the more appropriate way to assess our year-over-year growth is to exclude the impact of the loss of the customer, including the impact of the one-time accelerated deferred revenue from our 2021 numbers for comparison purposes. Our comments about our Q1 2022 non-GAAP adjusted revenue and margins reflect this exclusion. With that in mind, the Q1 software and payments growth was 34% when adjusted for the impact of that one-time customer loss.

We posted very strong adjusted gross margins of 73.3% in the first quarter, up 290 basis points when adjusted for the impact of that one-time customer loss. Total payment volume, or TPV, which is the dollar value of customer payment transactions that we process on our platform, increased 45% year-over-year to $22 billion versus $15.1 billion in the year ago quarter. TPV through the Business Payments Network, or BPN TPV, increased 86% year- over-year in Q1 against exceptional prior year growth of 146%. The credit card component of BPN TPV grew to $2.1 billion in Q1, up 50% year-over-year. Consistent with our prior statements, we still expect BPN TPV to grow at least 100% on a full year-over-year basis.

Direct card revenue, or DCR, which is the revenue we generate from processing credit card payments through all of our solutions, was $4.9 million or 68% year-over-year growth and a quarterly yield of 6.3 basis points. We're thrilled with the consistent strong growth and progress here. Direct card revenue growth again meaningfully exceeded card volume growth. We still expect that yield will grow into the teens over the long term as transactions move to our PayFac platform and capture a larger share of transaction revenue.

3
1-877-FACTSET www.callstreet.com	Copyright © 2001-2022 FactSet CallStreet, LLC

BTRS Holdings, Inc. (BTRS)
Q1 2022 Earnings Call	10-May-2022
Now let's cover some recent business highlights and call-outs. We recently announced an exciting expansion of our relationship with American Express, where suppliers that accept Amex cards will have access to our complete order-to-cash solution, allowing them to automate their accounts receivable process and remove complexity while making it possible to easily track and reconcile virtual card payments to get paid faster. The growth of virtual cards on the accounts payable side is an overall positive in B2B payments, but creates significant complexity for suppliers who need to reconcile large numbers of unsorted, unmatched payments to open invoices. We believe bringing our order-to-cash solution to Amex-affiliated merchant suppliers makes their decision to accept virtual cards far easier as our suite makes it simple to do everything they need from invoicing to cash application to collection. For Billtrust, this is a fantastic partner win and an opportunity to address the needs of an entirely new group of customers we expect will be very interested in our Digital Lockbox and other solutions.

We've been pretty clear that we have a big focus on expanding distribution to accelerate growth, and we believe it's working. Our expanded Amex and KeyBanc relationships and our Coupa partnership are just a few of the most recent examples of that.

In February, we announced the acquisition of Order2Cash, our European order-to-cash cycle platform provider for approximately $59 million in cash. This is a key piece of our expansion into Europe and a crucial element of our strategy to grow and cross-sell into the region. Integration of our European businesses are well underway and are tracking as expected with some initial integration and scaling costs that we expect will unlock revenue opportunities. Leadership is in place. Marco Eeman, who co-founded Order2Cash, now serves as our Managing Director and Head of European Business. We're excited about the opportunity to expand our total addressable market and look forward to scaling up the availability of our solutions more broadly in the region.

As we've previously said, we do not have business or team members in Russia or Ukraine. The war is tragic and we grieve for the people affected. But so far this war is not having a material impact on our business in Europe.

In terms of our most valuable asset, our team, we pivoted to a work-from-anywhere culture about a year ago. I'll admit that I was nervous at first. While there are some downsides, the upsides clearly outweigh them – less commuting time, more family time, happier employees and, most importantly, the notion of boundary-less recruiting. This lets us focus on finding the best people across the board without regard for geography. This is powerful for Billtrust and it is an exceptional benefit in a tight labor environment. It helps us keep our great teammates and attract new ones. One consequence of this pivot is we now have way too much office capacity. Mark will discuss what we're doing here in terms of subleasing and restructuring, which we believe will help cash flow in our path to profitability.

Finally, we're pleased to announce that John Murray recently joined our board of directors. John is a terrific addition to the Billtrust board with a rich background helping companies serving B2B customers transform in scale and a proven track record of generating shareholder value. He most recently served as Board Chair of CreditIQ ahead of its acquisition by Cars.com, and was CEO of Paypro, a privately held payroll and benefits company.

John was appointed to the board in April and we're looking forward to his contributions in the boardroom.

Strategically and operationally, we're doing the things we said we do and are off to a great start in 2022. On top of strong secular trends and our growing and underpenetrated TAM, more recent macro trends like increased labor cost, higher interest rates, supply chain difficulties and the rise of work-from-anywhere are driving additional demand for automation and digitization solutions that reduce costs and increase efficiency. Accordingly, we believe we are well-positioned to meet these [ph] ever-increasing (09:05) demands through a platform of integrated software and payment solutions.

4
1-877-FACTSET www.callstreet.com	Copyright © 2001-2022 FactSet CallStreet, LLC

BTRS Holdings, Inc. (BTRS)
Q1 2022 Earnings Call	10-May-2022
I'd like to now turn the call over to Steve Pinado who's making his first appearance on an earnings call and will be available for the Q&A as well. Billtrust was fortunate four years ago to land Steve as our President, and the results since then speak for themselves. He'll be sharing some more detail and insights on the growth side of our business. Steve?

Steven Pinado
President, BTRS Holdings, Inc.

Thanks, Flint, and good afternoon to all. I'm Steve Pinado, President of Billtrust. I lead our teams that are directly responsible for growth and customer delivery. These include marketing, sales, professional services and customer success as well as our M&A activities. Revenue growth and the way we're scaling the business are top of mind for our team and for our investors as we work to capitalize on the massive market opportunity that our solutions address.

I want to take a few minutes today to describe what we're doing to organically and strategically drive continued and sustainable growth. We've increased our investment in sales and marketing in recent years and expect to spend approximately 28% of net revenue in these areas in 2022. This is a rate that begins to approach what we see at comparable companies and one that's more aligned with our growth opportunity than our historic levels of spend in these areas which were in the low 20% of net revenue.

We are already seeing the benefits of this investment in increased growth. Our software and payments segment CAGR was 24% during the period from 2017 to 2021 and accelerated to an annual growth rate of 28% in 2021. Underlying software and payments revenue increased from $44 million to $104 million over that same 2017 to 2021 period.

As we mentioned in our Q4 call, we are driving solid performance and customer acquisition. In Q1, we acquired more new logos than any previous quarter in our history. While we are pleased with these early results, we have the opportunity to sustain this revenue growth trajectory as we scale. We continued to acquire new customers at attractive LTV to CAC ratios, demonstrating the economic rationality of continued increased investment and growth. We are deploying this increased investment to strengthen our brand, further scale our direct sales and demand generation actions, increase the contribution to bookings from the indirect channel and retain our focus on expanding our relationships with existing customers. I will now spend a moment on each of these actions.

We are strengthening our brand awareness through the publication of thought leadership, through engagement with industry analysts who are becoming educated in our category, and better positioning the global reach of our solutions and customer base. We seek to build our brand with discipline and in the service of demand. We continue to increase the size of our direct sales team as well as the supporting demand generation efforts. We expect to see continued increased productivity from this team as they become increasingly tenured and we diversify our demand generation sources.

Our channel team goes to market in three ways, and we have reasons to be optimistic on each front. The first is with what we call payable providers. These are companies that represent buyers who need to pay our supplier customers and find the BPN an efficient way to achieve that objective. We are driving participation in the BPN from this source, which comprises part of our increased TPV. Recently added payable providers include Coupa and Arvest.

The second is with financial institutions that we believe increasingly understand the value of having our Digital Lockbox and BPN invoice distribution capabilities available to their supplier customers. This is evidenced by expanded partnerships with American Express and KeyBanc. These arrangements increase the network reach of BPN and are a strong source of cross-sell opportunities for our entire solution set.

5
1-877-FACTSET www.callstreet.com	Copyright © 2001-2022 FactSet CallStreet, LLC

BTRS Holdings, Inc. (BTRS)
Q1 2022 Earnings Call	10-May-2022
Lastly, traditional enterprise software distribution channel opportunities, which include entities like ERPs system integrators as well as advisory and BPO firms, represent another avenue for efficient growth. We are gaining traction in this area with our new team as we better align our go-to-market and platform capabilities to be successful with this method of acquiring new business.

We have a strong opportunity to grow along with our ever-increasing customer base. Our land and expand strategy helps customers along their path to digital transformation across all of accounts receivable. Evidence of this success is apparent in our software and payments net dollar retention rate of 120% in 2021. This is up 10 percentage points year-over-year.

I'd like to share two examples of ways that we can grow within our existing customer base. The first is with a Fortune 500 services company that represents a good example, the customer that we're assisting on this digital transformation journey. It was compelling for me to learn of the activity-based costing approach that this company utilized to determine that processing check payments was three times more costly for them than electronic payments. This company serves a wide variety of business customers and had historically high concentration of check payments. They were incurring seven-figure annual third-party keying fees and had deployed a team of 75 to 80 people manually working cash application exception cases. This was exacerbated by a meaningful productivity client as a result of a new ERP transition and the tremendous challenge to retain, train and recruit team members to perform these tasks. These conditions created urgency for them to act.

Together, we implemented a solution that now applies more than 600,000 payments per month in a systematic fashion. We automate more than $25 million monthly in BPN payments, and we've optimized their payment processing cost based upon the rich dataset and our payment facilitation capabilities. This has led to faster payment application and enhanced labor utilization efficiency, among other benefits for the company. It's also led to the growth in revenue that we earn from them as a customer.

My second example highlights an opportunity resulting directly from our European expansion. Billtrust has been serving a global enterprise customer with more than $10 billion in annual revenue with invoicing and payment solutions and as a participant in the BPN in North America for several years. We now also provide invoicing services to this company in 18 additional countries and are in close dialogue with them about how to deliver an optimized global solution across the entire Billtrust Product suite.

This is but one example of how our expanding global reach, capabilities and team position us for growth with our existing multinational customers and better position us to win more business among this prospect group. Our sales and marketing investments are focused on accelerating growth, expanding our distribution capabilities, and enlarging our addressable market. We are confident that we will continue to deliver more of the positive results we are now seeing and that our investments in coming periods will continue to deliver returns.

We look forward to sharing more about our strategic vision at our annual Billtrust Insight event, which will be held virtually on June 14 to June 16. We'll be debuting a special investor [indiscernible] (16:46) at the event, and we're hopeful that you will join us for that as well as the entire event.

With that, I'll hand it over to our CFO, Mark Shifke, to review our first quarter results and provide our financial outlook.

6
1-877-FACTSET www.callstreet.com	Copyright © 2001-2022 FactSet CallStreet, LLC

BTRS Holdings, Inc. (BTRS)
Q1 2022 Earnings Call	10-May-2022
Mark L. Shifke
Chief Financial Officer, BTRS Holdings, Inc.

Thanks, Steve, and good afternoon, everyone. We are very pleased with our Q1 2022 results. On a year-over- year basis, reported net revenue grew 12%, software and payments segment revenue grew 16% and adjusted gross profit grew 12%. Adjusted for the impact of the one-time customer loss previously mentioned, we saw continued acceleration in the business during the quarter with year-over-year net revenue growth of 24%, software and payments segment revenue growth of 34% and adjusted gross profit growth of 29.5%.

Adjusted gross margin was 73.3%, a 10 basis point decline on a reported basis, but a 290 basis point expansion after adjusting for the impact of the one-time customer loss. This margin expansion was driven by our highly profitable software and payments segment and its gross margin of 85% in the quarter. On an organic basis, adjusted for the impact of the one-time customer loss, net revenue in the quarter was $35 million, a year-over- year increase of 16% from the year ago period; software and payments revenue was $28 million, a year-over-year increase of 25%; and adjusted gross profit was $26 million, a year-over-year increase of 23%. This strong performance was driven by strong net dollar retention and accelerating growth in card TPV and direct card revenue. As expected, Q1 print revenue declined 6% to $4 million, as we continue to drive print volume to digital. Services revenue was flat year-over-year at $3 million.

In line with our expectations, operating expenses excluding stock-based comp were $35 million, up 45% year- over-year. This increase reflects the addition of our European operations as well as the full year impact of increasing head count over the course of last year. Despite that percentage jump, OpEx is tracking in line with our internal forecast, particularly when looking at each line item as a percentage of our net revenue.

Our Q1 adjusted EBITDA was a loss of $5 million as compared to a loss of $3 million when adjusted for the one- time customer loss in the prior year period. We are pleased that this year, unlike last year, we expect 2H adjusted EBITDA results to be sequentially improved relative to 1H as we focus on managing towards profitability.

Excluding stock-based comp, research and development expenses were $14 million versus $10 million in the prior year period, driven by product development and higher contractor costs. This also includes R&D expenses related to European operations that were not in our first three quarters last year. Sales and marketing expenses were $10 million versus $8 million in the prior year period, primarily due to additional investment in direct sales and channel distribution efforts. General and administrative expenses, including amounts that are added back to the calculation of adjusted EBITDA, were $11 million versus $7 million in Q1 2021.

As Flint mentioned earlier, our work-from-anywhere policy has many benefits, including the opportunity to restructure our physical footprint. We have now closed our offices in Chicago and Colorado and have reduced our New Jersey headquarter space. In addition, we closed our Lockport, Illinois print facility due to the reduction in overall print volume. These actions will drive modest but permanent cost savings going forward that will directly benefit adjusted EBITDA.

We ended the quarter with $153 million in cash and equivalents and short-term marketable securities on our balance sheet and no debt. Note that we used approximately $59 million during Q1 to complete the acquisition of Order2Cash. Our share count at quarter-end was 163 million basic shares and 168 million fully diluted shares, including all estimated current potentially issuable common shares tied to in-the-money employee options and RSUs.

Now on to our guidance. Our full year 2022 outlook is unchanged. We're where we thought we'd be at this point in the year and remain confident in our remainder of the year outlook.

7
1-877-FACTSET www.callstreet.com	Copyright © 2001-2022 FactSet CallStreet, LLC

BTRS Holdings, Inc. (BTRS)
Q1 2022 Earnings Call	10-May-2022
Finally, a few quick notes on our expected cadence for 2022. Q1 net revenue as a percentage of full year net revenue at the midpoint of our guide was 22%, squarely in the middle of expected 21% to 23% range. For the balance of the year, we expect 23% to 25% in Q2, 25% to 27% in Q3, and 27% to 29% in Q4. For adjusted gross profit and adjusted gross margin, we still expect 1H to be below and 2H to be above the midpoint. For adjusted EBITDA, we expect Q2 will look roughly like Q1, followed by a significant sequential improvement in both Q3 and Q4.

Our medium and long-term outlook, as reiterated in our recently released investor deck and reprinted in our Q1 quarterly earnings supplement, are unchanged as our expectation to become adjusted EBITDA positive sometime in the back half of 2023 to the first half of 2024. Our targets exclude the impact of any future M&A and assume no major macroeconomic disruptions that might cause us to reevaluate our strategy or spending. This year is off to a great start and we look forward to seeing our efforts bear fruit in the months ahead.

Thanks again for joining the call and we're happy to answer your questions. Operator, please open the lines.

QUESTION AND ANSWER SECTION

Operator: We will now begin the question-and-answer session. [Operator Instructions] The first question comes from Andrew Schmidt with Citi. Please go ahead.

Andrew G. Schmidt Analyst, Citigroup Global Markets, Inc.	Q
Yeah. Hi Flint, Steve, Mark. Thanks for taking my questions here and good job with the consistency and tough quarter. I want to start out just on the sales environment and just what you're hearing from customers. Obviously, there's been some incremental volatility relative to 90 days ago, some of it which – some of the factors that can actually benefit Billtrust and demand trends. But just wondering, just from your perspective, whether the demand for products has changed or just what you're hearing in general. Any high level thoughts there would be much appreciated. Thanks a lot.

Flint A. Lane Chairman, Founder & Chief Executive Officer, BTRS Holdings, Inc.	A
Hey, Andrew. It's Flint. Thanks for the question. I'm going to let Steve Pinado take this since he is focused on all growth parts of the business. Steve, do you want to take that?

Steven Pinado President, BTRS Holdings, Inc.	A
Got it. Thanks, Andrew. Hey, I would say that we are as optimistic as ever. We had a terrific quarter from a sales perspective. We continue to build pipe. So, while there's been a fair amount of market volatility, we are not seeing it in our sales cycles or in our demand generation.

Andrew G. Schmidt Analyst, Citigroup Global Markets, Inc.	Q
Very clear. Thank you for that. And Steve, you alluded to this in your commentary, but obviously investing more in customer acquisition. But it sounds like on the other side, you're seeing – you continue to see relatively favorable unit economics, maybe a tick up in the LTV both with existing customers and new customers. Maybe just a few comments on what you're seeing in terms of sales and marketing efficiency. I know it's a little bit early. But just what you're seeing in terms of recent wins and deals and how unit economics might be trending? Thanks.

8
1-877-FACTSET www.callstreet.com	Copyright © 2001-2022 FactSet CallStreet, LLC

BTRS Holdings, Inc. (BTRS)
Q1 2022 Earnings Call	10-May-2022
Steven Pinado President, BTRS Holdings, Inc.	A
Yeah. It's a bit early to tell in detail, but we are just very pleased with our continuing momentum. Bringing in the most new logos in our history in the first quarter is exciting to us. So, no huge differences. Just continued performance and continued execution that's helping us grow.

Andrew G. Schmidt Analyst, Citigroup Global Markets, Inc.	Q
Perfect. Thank you for that. And then just one last question on the incremental cost saves that were identified. It didn't sound like the timeline of profitability was modified. So, is it fair to think about just the savings being reinvested in growth and where might those savings be reinvested because it sounds like some of those items could be fairly meaningful? Thanks a lot.

Mark L. Shifke Chief Financial Officer, BTRS Holdings, Inc.	A
Sure. Hey Andrew. It's Mark. I think the savings that we had were factored into the guide we provided for the year. We contemplated that during the course of the year we would be able to get this done and we're able to start that process in the quarter. And so, for the most part, they've been factored in. But I focus a little bit more broadly on what's going on in our cost management structure. If you think about G&A on a quarter-over-quarter basis, it's down, I think, 9%, 10% and probably going to stay at that level for the remainder of the year. So, we have just more broadly that's just one of many components we focus on in trying to manage our cost structure.

Andrew G. Schmidt Analyst, Citigroup Global Markets, Inc.	Q
Perfect. Thank you very much, Mark. Thanks, everyone. Appreciate the comments.

Mark L. Shifke Chief Financial Officer, BTRS Holdings, Inc.	A
Sure.

Operator: The next question comes from Tien-tsin Huang with JPMorgan. Please go ahead.

Tien-tsin Huang Analyst, JPMorgan Securities LLC	Q
Thank you. And Steve, good to have you on the call. Since you've mentioned the new logos being a record, I'm curious which channels were most productive for you. Any surprise there? And do you expect that sort of new logo performance to continue here, given what you're seeing on the ground?

Steven Pinado President, BTRS Holdings, Inc.	A
Yeah. No particular surprises across channel. As I mentioned in my remarks, we're working hard to diversify the channels that we bring in, but continued execution and no real surprises on where it came from. And we're building pipes and we're working hard to continue the momentum and continue the trajectory. And we expect that we can keep doing so.

9
1-877-FACTSET www.callstreet.com	Copyright © 2001-2022 FactSet CallStreet, LLC

BTRS Holdings, Inc. (BTRS)
Q1 2022 Earnings Call	10-May-2022
Tien-tsin Huang Analyst, JPMorgan Securities LLC	Q
Got it. So, as you all were formulating the outlook here on the guidance, I know the quarter was tracking in line and no change here. Any additional consideration from a macro perspective? And I've been asking this on all the earnings calls what the stock market is telling us with fears of GDP slowing and inflation concerns, et cetera. Did you feel like your business is built to withstand that given what you've seen in past cycles? Just trying to better understand how much you may have weighed that as you thought about the outlook?

Flint A. Lane Chairman, Founder & Chief Executive Officer, BTRS Holdings, Inc.	A
Hey Tien-Tsin. It's Flint. Thanks for the question.

Tien-tsin Huang Analyst, JPMorgan Securities LLC	Q
Hey Flint.

Flint A. Lane Chairman, Founder & Chief Executive Officer, BTRS Holdings, Inc.	A
So, we've been through a lot in the 20 years since I started the business. And during the financial crisis in 2007, 2008, we actually saw more business. And we're kind of countercyclical in that way. When time is tough on business, businesses are looking for more cost savings measures and we've got lots for them to pick from. I mean, global economies, they focus on top line growth. So, businesses that are looking for improved financial performance, Steve and his team have plenty of things to offer them. So, we're not particularly worried about the macro environment in terms of sales and marketing. It does certainly affect our stock price, which may impact our ability to do M&A with stock. But as Mark pointed out, we still have a great warchest on the balance sheet.

Tien-tsin Huang Analyst, JPMorgan Securities LLC	Q
Perfect. Appreciate your history lesson there. Thank you.

Operator: The next question comes from George Mihalos with Cowen. Please go ahead.

George Mihalos Analyst, Cowen & Co. LLC	Q
Great. Thanks for taking my questions, guys. I guess, first item from a housekeeping perspective, can you guys break out what the contribution of international revenue was in the quarter and has that tracked in line with expectations, better or a little less? Just curious how that has performed thus far and maybe what you're seeing or have seen through April if you're willing to comment on that.

10
1-877-FACTSET www.callstreet.com	Copyright © 2001-2022 FactSet CallStreet, LLC

BTRS Holdings, Inc. (BTRS)
Q1 2022 Earnings Call	10-May-2022
Mark L. Shifke Chief Financial Officer, BTRS Holdings, Inc.	A
Hey George. It's Mark. So far, things are tracking in line with expectations. We haven't broken out Europe as a segment. I think as it becomes a more material component of our overall results, then we would consider doing so at that time.

George Mihalos Analyst, Cowen & Co. LLC	Q
Okay. I can appreciate that. And then just last question, Mark. If we're looking at – I know you reiterated the full year guide. It just seems like maybe there is a little bit of a push-out, I guess, relative to our expectations from second quarter into the second half. And I know second half is always expected to be stronger. But just is there anything to call out there? Anything that surprised you? Anything maybe taking a little longer to ramp? Or is that kind of in line with what you guys were thinking originally?

Mark L. Shifke Chief Financial Officer, BTRS Holdings, Inc.	A
It's a modest push from some of what we might have expected in Q2 out to Q3 and Q4 and it's just timing. Some of the things we're doing are just taking a little bit longer to implement. But no big surprises and no big push.

George Mihalos Analyst, Cowen & Co. LLC	Q
Okay. Thank you.

Mark L. Shifke Chief Financial Officer, BTRS Holdings, Inc.	A
Thank you.

Operator: The next question comes from Joseph Vafi with Canaccord. Please go ahead.

Joseph Vafi Analyst, Canaccord Genuity LLC	Q
Hey, guys. Nice results here this quarter. Just if you can refresh my memory again. Was this the second consecutive quarter of record new logo wins? Is that right?

Flint A. Lane Chairman, Founder & Chief Executive Officer, BTRS Holdings, Inc.	A
I believe that's correct.

Joseph Vafi Analyst, Canaccord Genuity LLC	Q
Yeah. And so, just drilling down on that a little bit more. Just the kind of the characteristics of some of those new clients in terms of size, et cetera, versus – or anything to call out there, Flint?

Flint A. Lane Chairman, Founder & Chief Executive Officer, BTRS Holdings, Inc.	A
Yeah. I'll remind you that last quarter we also talked about signing the biggest customer ever.

11
1-877-FACTSET www.callstreet.com	Copyright © 2001-2022 FactSet CallStreet, LLC

BTRS Holdings, Inc. (BTRS)
Q1 2022 Earnings Call	10-May-2022
Joseph Vafi Analyst, Canaccord Genuity LLC	Q
Right.

Flint A. Lane Chairman, Founder & Chief Executive Officer, BTRS Holdings, Inc.	A
But when you sign a record number of logos, there's going to be lots of mid-market logos in there as well as enterprise class logos. But I think what it says is that the sales and marketing team is hitting on all cylinders, and there's also contribution from the channel. We spoke about it last year how we are investing aggressively in the channel because we don't want to have to drive all of our new business. We're still relatively early there, but we're starting to see contributions from the channel, and I would expect that would continue to pay dividends over time as we land these deals. We talked about the American Express deal this quarter. We talked about the Coupa deal last quarter. So, there are third parties who are financially motivated to drive new business for us, and that's helping.

Joseph Vafi Analyst, Canaccord Genuity LLC	Q
Got it. And then while we're on that large customer, any updates on progress on the ramp there that you saw in last quarter, Flint?

Flint A. Lane Chairman, Founder & Chief Executive Officer, BTRS Holdings, Inc.	A
No. No updates.

[indiscernible] (32:40)

Flint A. Lane Chairman, Founder & Chief Executive Officer, BTRS Holdings, Inc.	A
No updates positively or negatively. It's going as planned.

Joseph Vafi Analyst, Canaccord Genuity LLC	Q
Got it. Okay. And then, is there any updates on kind of the progress on Digital Lockbox and the go-to-market there and the branding of it, and then on that bank channel as well? Thanks, guys.

Flint A. Lane Chairman, Founder & Chief Executive Officer, BTRS Holdings, Inc.	A
Yeah. I would say that we continue to get strong interest from the bank channel and third parties. The American Express deal is a great example of the Digital Lockbox, resonating with a financial institution that wants to bring those great capabilities to their suppliers, what they call merchants. We've talked about the bank channel. We did a press release with KeyBanc about an expanded partnership with them around BPN and I would expect us to continue to have more and more banks interested in offering the Digital Lockbox to their treasury clients. We continue to believe that every supplier of scale is going to need a Digital Lockbox as more and more payments move from check base to electronic. Electronic doesn't mean good. An ACH payment or a virtual card via email are very expensive to process and a Digital Lockbox automates that entire process. So, the question for banks and we pose this to them is do you want to be relevant in this product set when you're talking with your treasury clients. And resoundingly the answer has been yes. We need to continue to prove that we can find the banks and the banks can find their treasury clients. Our early indications are that's going to be a strong contributor for us.

12
1-877-FACTSET www.callstreet.com	Copyright © 2001-2022 FactSet CallStreet, LLC

BTRS Holdings, Inc. (BTRS)
Q1 2022 Earnings Call	10-May-2022
Joseph Vafi Analyst, Canaccord Genuity LLC	Q
Great. Thanks, Flint.

Operator: The next question comes from Cris Kennedy with William Blair. Please go ahead.

Cristopher Kennedy Analyst, William Blair & Co. LLC	Q
Good afternoon. Thanks for taking the question. Steve, I wanted to hear a little bit more about the productivity ramping of your direct sales force. Where are we on that journey?

Steven Pinado President, BTRS Holdings, Inc.	A
Yeah. We have a lot of product. It generally takes about six months to get people effective and rolling and ramping and a year before they're really, really contributing. And it continues to be so. So, I think the logo performance and the growth you've seen is in part a result of folks that we've hired some time ago that are now really contributing as we've made the team more effective and we continue to grow. So, we expect that to continue.

Cristopher Kennedy Analyst, William Blair & Co. LLC	Q
Okay. Fantastic. And then, can you just talk a little bit about Europe and does your go-to-market change in Europe versus the US and talk about the strategy there? Thanks a lot, guys.

Steven Pinado President, BTRS Holdings, Inc.	A
Sure. We acquired businesses that were growing well in Europe and that continues. Now we have the opportunity to serve our multinational customers that we had within the Billtrust base already. And the example I gave in my earlier remarks is a good one, and that is one of several. So, it's part of the integration, bringing together the solution set, the go-to-market, the branding, all of those things that you need to block and tackle through when you integrate acquired businesses and a team and a strategy [indiscernible] (35:58) is all well under way. So, we expect to see not only the same kind of organic growth from the businesses we acquired, but through our integration work into our global branding and global sales effort to get some acceleration in years to come.

Cristopher Kennedy Analyst, William Blair & Co. LLC	Q
Thank you.

Operator: The next question comes from Josh Beck with KBCM. Please go ahead.

13
1-877-FACTSET www.callstreet.com	Copyright © 2001-2022 FactSet CallStreet, LLC

BTRS Holdings, Inc. (BTRS)
Q1 2022 Earnings Call	10-May-2022
Maddie Schrage Analyst, KeyBanc Capital Markets, Inc.	Q
Hey guys. This is Maddie on for Josh. I just wanted to talk a little bit about the Coupa partnership. If you guys could give a little color on the product market fit within Coupa. And curious how that ties into the Coupa Pay offering. And then my follow-up on that is, obviously, they have some larger customers with growing mid-market presence. Wondering which segment you guys are seeing the most opportunity across their customer base.

Thanks.

Flint A. Lane Chairman, Founder & Chief Executive Officer, BTRS Holdings, Inc.	A
Yeah. What we can tell you about Coupa is there's sort of two parts to that partnership. We have a variety of organizations that we call Pay Pros, which is inclusive of both banks and software companies that operate on the accounts payable side. And what all of those companies have in common is they desire to pay more people electronically. So, what Coupa is looking for is access to the business payments network directory, which has the ability to pay some very large suppliers like FedEx and GE Healthcare and Staples and many, many more. So, they want access to BPN directory and are willing to pay for it to drive increased digital adoption.

The second part of that relationship is they recognize that when they try to convince a supplier to accept digital payments, often one of the objections they get is, yeah, okay, I'll take your digital payment, but I don't want it to be an email. What else you got? So, there is a referral element to that partnership where they can bring us in for a Digital Lockbox sale into that large supplier to make it more interesting for them to accept the digital payment.

Maddie Schrage Analyst, KeyBanc Capital Markets, Inc.	Q
Got it. That's super helpful. And if I could just ask one more. With respect to the new customer additions, are you seeing any notable shift upmarket maybe compared to your installed base? Thanks.

Flint A. Lane Chairman, Founder & Chief Executive Officer, BTRS Holdings, Inc.	A
Steve, do you want to take that?

Steven Pinado President, BTRS Holdings, Inc.	A
Sure. Yeah. I think compared to the installed base that we've acquired over the last 20 years, we continue to move upmarket relative to our entire customer base. So I think that continues. But it's not a new trend. It's certainly where we're targeting and the markets that we're segmenting to go after. So, versus the existing customer base, certainly, we continue to go upstream in terms of customer size and deal size.

Maddie Schrage Analyst, KeyBanc Capital Markets, Inc.	Q
Got it. Thanks for the color.

Operator: The next question comes from Mayank Tandon with Needham. Please go ahead.

Mayank Tandon Analyst, Needham & Co. LLC	Q
Thank you. Good evening. Congrats, Flint and Mark, on the quarter. I wanted to just ask you about the card revenue. I'm assuming that's the most lucrative revenue stream for you. So, when I look at the chart that you have in your slide deck, the yield has been trending up. How should we think about that relative to just overall TPV growth? Any way to sort of handicap that impact over time in our model?

14
1-877-FACTSET www.callstreet.com	Copyright © 2001-2022 FactSet CallStreet, LLC

BTRS Holdings, Inc. (BTRS)
Q1 2022 Earnings Call	10-May-2022
Flint A. Lane Chairman, Founder & Chief Executive Officer, BTRS Holdings, Inc.	A
Well, let me first...

Mark L. Shifke Chief Financial Officer, BTRS Holdings, Inc.	A
Go ahead.

Flint A. Lane Chairman, Founder & Chief Executive Officer, BTRS Holdings, Inc.	A
So, first, let me comment on the most lucrative revenue, and that's actually not the case. While that software and payments revenue is incredibly lucrative, both high 80s margins compared to our services and print, they're both fantastic revenue streams. So, it's not just payments. The reason we call out the payments revenue is because it is very lucrative and it is growing fast and it's growing faster than TPV. Now, part of that is because we continue to monetize payments more effectively. We have a book of payments business that is on our gateway model that we're transitioning over time to our PayFac model. In addition, most new business we sign goes on to PayFac. Each of that contributes to increased yield over time that we've guided to being in the teens over the long term.

Mayank Tandon Analyst, Needham & Co. LLC	Q
Understood. That's very helpful. A good reminder for me. And then, Flint, on the BPN, just maybe more on the strategy side. What is the strategy in terms of onboarding new partners? What are some of the incentives that you provide or what is the attraction for these different players to get on to the BPN? If you could just maybe lay out the onboarding strategy and how that's playing out over time?

Flint A. Lane Chairman, Founder & Chief Executive Officer, BTRS Holdings, Inc.	A
I mean, there's two general flavors of partners on BPN. It's on the buyer side and on the supplier side. On the buyer side, we have pretty good density there already with many banks and most of the software companies already on BPN. But getting them on BPN is just step one. Getting them to access many of the suppliers is an ongoing challenge. As we continue to add more and more suppliers, we want to make sure that they're paying those suppliers on BPN. But it all comes down to the value prop that we can offer them. If we can get them additional digital payments, they don't have to cut a paper check. Of course, they're going to route those payments through BPN, and that is those muscle we have today and we're always improving upon.

On the supplier side, it is making sure that the partners, mostly the banks, recognize that this Digital Lockbox is something that's going to be incredibly important. I'll remind you that just recently we started offering ACH support as part of that Digital Lockbox. And if you look at the numbers that we shared in the deck, ACH volumes have been growing very, very fast because there are a lot of ACH payments out there that are tough for businesses to handle. So, we need to continue to convince partners that their customers want a Digital Lockbox. And the best way to do that is to sign them by ourselves. So, we go to these banks and say, listen, we're already signing your customers on these Digital Lockboxes and you're not party to this transaction, think how successful this could be if you were leading the charge here.

15
1-877-FACTSET www.callstreet.com	Copyright © 2001-2022 FactSet CallStreet, LLC

BTRS Holdings, Inc. (BTRS)
Q1 2022 Earnings Call	10-May-2022
Mayank Tandon Analyst, Needham & Co. LLC	Q
Right. That's very helpful. Thank you so much.

Flint A. Lane Chairman, Founder & Chief Executive Officer, BTRS Holdings, Inc.	A
Thanks, Mayank.

Operator: The next question comes from Sanjay Sakhrani with KBW. Please go ahead.

Sanjay Sakhrani Analyst, Keefe, Bruyette & Woods, Inc.	Q
Thanks. Good evening. I guess, first question is just valuations have come in quite a bit in the industry. I'm wondering if you guys are seeing opportunities to do some deals and acquire companies.

Flint A. Lane Chairman, Founder & Chief Executive Officer, BTRS Holdings, Inc.	A
So, we don't comment on future M&A opportunities, but we continue to be focused on acquisitions. We've got – one of the reasons why we went public is so that we could be more acquisitive. We've done two deals in the last six or seven months and we're always on the hunt for something that makes strategic sense. I think public valuations, not just the industry across the board, have come down, but that has also started to trickle into private valuations, which is where we do most of our hunting. So, if I was a betting man, I would bet with those valuations coming down, we'll see some more reasonable prices for targets that we're interested in.

Sanjay Sakhrani Analyst, Keefe, Bruyette & Woods, Inc.	Q
And I guess, when you guys think about possible deals you might do, would they be more bolt-on or would you like to add another leg to the stool? How should we think about what you might seek to do? I know international has been a focal point, but maybe you can speak to what might be interesting.

Flint A. Lane Chairman, Founder & Chief Executive Officer, BTRS Holdings, Inc.	A
Yeah. I think we bucket those into a few different categories. There's geographic expansion, which we've just executed on, too, but there's many geographies where we're underrepresented. So, we are continuing to hunt there. It is product extensions. So, things that accounts receivable leave that we may not offer. Something like sales order automation, for instance, is an area that we've talked about in the past. There are certainly rollups or other vertical players. We several years ago bought a company that was the market leader in the heavy equipment industry and we were just very underrepresented there. So, we've acquired them and we're able to do a whole lot of cross-selling into that base and have expanded our footprint there quite substantially. And then around BPN, there's some strategic plays around increasing supplier growth through M&A. So, lots of different types of companies that we're looking at.

16
1-877-FACTSET www.callstreet.com	Copyright © 2001-2022 FactSet CallStreet, LLC

BTRS Holdings, Inc. (BTRS)
Q1 2022 Earnings Call	10-May-2022
Sanjay Sakhrani Analyst, Keefe, Bruyette & Woods, Inc.	Q
Okay. Great. Just one last question, maybe a follow-up to some of the earlier questions. There was a question about cost saves and profitability. And I know the timeline to profitability hasn't changed relative to last quarter. But obviously, the market has been very focused on an accelerated path to profitability and that determining stock valuations, as you've seen with your stock. I'm just curious, if your thought process has changed or does that even play into sort of how you're thinking about positioning? Clearly, nothing has changed thus far. But are you thinking about that? And then, Mark, you mentioned, to the extent that there was macro weakness, you have some levers at your disposal. Maybe you could just speak to some of those. Thank you.

Mark L. Shifke Chief Financial Officer, BTRS Holdings, Inc.	A
Sure. I think previously and even now more focused, we're toggling between top line growth and profitability. We are able to, I think, manage our business with a little bit of focus on G&A more than at this point sales and marketing and R&D. I think right now those two are really critical as we're focused not just on our direct sales, but our burgeoning channel opportunities are showing real fruit there. We certainly don't want to undermine them by all of a sudden for short-term reasons under-feeding them. We have an opportunity in international as well to ensure that our products are available on a cross-border basis even better than they were before. So, we're thinking about seeing direct benefits from those spend and we're making sure we are more focused than before on ensuring the benefits are actually realizable from the spend. But the real focus for trying to get to profitability is more on the G&A side where we can get that operating leverage. Again, as I said before, you don't need to hire another person to grow card volumes for [ph] tear bursting (46:28) and alike. So, there's a lot of growth just built into how the business runs without needing to hire more people for it. And in terms of incremental spend, we're just more focused than we might have been before on ensuring that we're getting the right results for any incremental spend.

Flint A. Lane Chairman, Founder & Chief Executive Officer, BTRS Holdings, Inc.	A
Was there a follow-up?

Sanjay Sakhrani Analyst, Keefe, Bruyette & Woods, Inc.	Q
No. Just maybe the beginning part. Like, any change in terms of how you guys are thinking? I mean, clearly you haven't changed your view on timeline for profitability. But is that being sort of weighed, maybe accelerating that?

Flint A. Lane Chairman, Founder & Chief Executive Officer, BTRS Holdings, Inc.	A
Listen, I think we have not commented about the change in profitability. It's the first quarter of the year and we've not made any comments about changing any of the future numbers. You can read into the commentary where there are some cost save measures that we've taken, which is probably an indication that there's more of a focus on profitability.

Sanjay Sakhrani Analyst, Keefe, Bruyette & Woods, Inc.	Q
Thanks.

17
1-877-FACTSET www.callstreet.com	Copyright © 2001-2022 FactSet CallStreet, LLC

BTRS Holdings, Inc. (BTRS)
Q1 2022 Earnings Call	10-May-2022
Operator: The next question is a follow-up from Tien-tsin Huang with JPMorgan. Please go ahead. Mr. Tien-tsin Huang, did you have an additional question? You've rejoined the queue. Perhaps, you've muted your phone.
Okay. Perhaps, the question can be taken offline. [Operator Instructions]

This concludes our question-and-answer session. I would like to turn the conference back over to Flint Lane for any closing remarks.

Flint A. Lane
Chairman, Founder & Chief Executive Officer, BTRS Holdings, Inc.

Once again, thank you, everybody, for joining the call. We're very happy with the results in the first quarter. The headline number of the adjusted software and payments growth of 34% is the exact direction we want. We're trying to drive higher growth in the business and we've succeeded in doing that. I think over time you'll see that materialize in terms of more profitability. We look forward to continuing this journey with you. Thank you, everybody.

Operator: The conference has now concluded. Thank you for attending today's presentation. You may now disconnect.

Disclaimer
The information herein is based on sources we believe to be reliable but is not guaranteed by us and does not purport to be a complete or error-free statement or summary of the available data. As such, we do not warrant, endorse or guarantee the completeness, accuracy, integrity, or timeliness of the information. You must evaluate, and bear all risks associated with, the use of any information provided hereunder, including any reliance on the accuracy, completeness, safety or usefulness of such information. This information is not intended to be used as the primary basis of investment decisions. It should not be construed as advice designed to meet the particular investment needs of any investor. This report is published solely for information purposes, and is not to be construed as financial or other advice or as an offer to sell or the solicitation of an offer to buy any security in any state where such an offer or solicitation would be i llegal. Any information expressed herein on this date is subject to change without notice. Any opinions or assertions contained in this information do not represent the opinions or beliefs of FactSet CallStreet, LLC. FactSet CallStreet, LLC, or one or more of its employees, including the writer of this report, may have a position in any of the securities discussed herein.

THE INFORMATION PROVIDED TO YOU HEREUNDER IS PROVIDED "AS IS," AND TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, FactSet CallStree t, LLC AND ITS LICENSORS, BUSINESS ASSOCIATES AND SUPPLIERS DISCLAIM ALL WARRANTIES WITH RESPECT TO THE SAME, EXPRESS, IMPLIED AND STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, COMPLETENESS, AND NON-INFRINGEMENT. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER FACTSET CALLSTREET, LLC NOR ITS OFFICERS, MEMBERS, DIRECTORS, PARTNERS, AFFILIATES, BUSINESS ASSOCIATES, LICENSORS OR SUPPLIERS WILL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOST PROFITS OR RE VENUES, GOODWILL, WORK STOPPAGE, SECURITY BREACHES, VIRUSES, COMPUTER FAILURE OR MALFUNCTION, USE, DATA OR OTHER INTANGIBLE LOSSES OR COMMERCIAL DAMAGES, EVEN IF ANY OF SUCH PARTIES IS ADVISED OF THE POSSIBILITY OF SUCH LOSSES, ARISING UNDER OR IN CONNECTION WITH THE INFORMATION PROVIDED HEREIN OR ANY OTHER SUBJECT MATTER HEREOF.
The contents and appearance of this report are Copyrighted FactSet CallStreet, LLC 2022 CallStreet and FactSet CallStreet, LLC are trademarks and service marks of FactSet CallStreet, LLC. All other trademarks mentioned are trademarks of their respective companies. All rights reserved.

18
1-877-FACTSET www.callstreet.com	Copyright © 2001-2022 FactSet CallStreet, LLC